Exhibit 99.1

ALLEGHANY CORPORATION

7 Times Square Tower, 17th Floor

New York, NY 10036

ALLEGHANY CORPORATION REPORTS 2013 SECOND QUARTER RESULTS

NEW YORK, NY, August 5, 2013 – Alleghany Corporation (NYSE-Y) today announced its financial results for the three and six months ended June 30, 2013. Stockholders’ equity per common share grew to $387.59 as of June 30, 2013, an increase of 2.2% from stockholders’ equity per common share of $379.13 at 2012 year-end. Alleghany reported net earnings of $113.7 million, or $6.78 per diluted share for the 2013 second quarter, compared with $109.3 million, or $6.45 per diluted share for the 2012 second quarter. For the first six months of 2013, Alleghany reported net earnings of $310.0 million, or $18.45 per diluted share, compared with $669.4 million, or $47.96 per diluted share for the first six months of 2012. Net earnings for the first six months of 2012 include 116 days of results of TransRe as well as merger-related items associated with the purchase of TransRe, including a gain of $494.9 million resulting from the application of purchase accounting treatment, amortization of intangible assets of $140.0 million and transaction costs of $33.8 million.

Highlights for the second quarter and first six months include:

•

An increase in stockholders’ equity to approximately $6.5 billion as of June 30, 2013 from approximately $6.4 billion as of December 31, 2012, primarily reflecting Alleghany’s net earnings and an increase in unrealized appreciation on its equity investment portfolio in the first six months of 2013, partially offset by a decrease in unrealized appreciation on Alleghany’s debt securities portfolio in the first six months of 2013, reflecting a general rise in interest rates in the second quarter of 2013, and to a lesser extent, repurchases of Alleghany common stock.

•	Cash and invested assets as of June 30, 2013 of approximately $18.8 billion, compared with $19.0 billion as of December 31, 2012.

•

Pre-tax earnings for the 2013 second quarter, before merger-related items, of $147.8 million, compared with pre-tax earnings, before merger-related items, of $252.7 million for the 2012 second quarter.

•

Pre-tax earnings for the first six months of 2013, before merger-related items, of $412.8 million, compared with pre-tax earnings, before merger-related items, of $434.6 million for the first six months of 2012.

A summary of Alleghany’s pre-tax results for the three and six months ended June 30, 2013 and 2012 follows:

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change
Underwriting profit:

Reinsurance	$60.5	$165.5	$(105.0)	$191.9	$231.7	$(39.8)
Insurance	18.3	10.4	7.9	68.3	44.5	23.8

	78.8	175.9	(97.1)	260.2	276.2	(16.0)

Net investment income	100.4	90.9	9.5	219.2	144.1	75.1
Net realized capital gains	27.0	39.4	(12.4)	77.9	107.5	(29.6)
Other than temporary impairment losses	(8.9)	(1.1)	(7.8)	(41.2)	(2.9)	(38.3)
Other income	9.4	9.3	0.1	20.5	9.6	10.9
Other operating expenses	(27.2)	(34.8)	7.6	(58.0)	(50.5)	(7.5)
Corporate administration	(9.9)	(11.1)	1.2	(22.3)	(24.6)	2.3
Interest expense	(21.8)	(15.8)	(6.0)	(43.5)	(24.8)	(18.7)

Net earnings before merger- related items and income taxes	147.8	252.7	(104.9)	412.8	434.6	(21.8)

Merger-related items:

Gain on bargain purchase	—	—	—	—	494.9	(494.9)
Amortization of intangible assets*	(0.8)	(108.1)	107.3	(12.4)	(140.0)	127.6
Transaction costs	—	—	—	—	(33.8)	33.8

Earnings before income taxes	$147.0	$144.6	$2.4	$400.4	$755.7	$(355.3)

*	Includes immaterial amounts of ongoing amortization arising from the acquisition of subsidiaries other than TransRe.

Weston M. Hicks, President and chief executive officer, commented, “Our insurance and reinsurance businesses performed well in the second quarter. TransRe had strong results, generating an underwriting profit of $60.5 million and a combined ratio of 92.8%, despite $45.1 million of catastrophe losses from European and Canadian floods, compared with an adjusted 92% combined ratio estimate (adjusted to exclude the impact of the application of the acquisition method of accounting) in the catastrophe-free second quarter of last year. TransRe’s gross premiums written decreased by 7.1% in the second quarter, as the company continues to exercise discipline in allocating capital to the most profitable opportunities in a reinsurance environment characterized by competitive pricing in many lines and a decreasing amount of risk premium being ceded by insurers. TransRe has a strong franchise and an efficient cost structure that affords it the ability to avoid chasing top line growth simply to cover overhead costs.”

“Our insurance businesses also performed well, posting a 92.1% combined ratio in the quarter compared with 94.9% in the second quarter of last year. The results were led by RSUI which grew gross premiums written by 8.3% in the second quarter and continued its track record of strong underwriting performance, producing an underwriting profit of $26.0 million and an 86.2% combined ratio. RSUI’s premium growth was due to stable renewal retention rates, strong new business submissions and modest price increases for casualty business.”

“We grew our book value per share by 2.2% in the first six months of 2013, but book value was down 1.8% in the second quarter due to the impact of rising interest rates. The total return on our investment portfolio for the quarter was (1.2%), and 0.2% for the first six months of the year, with strong equity returns mitigating fixed income losses. Our investment strategy remains focused on balancing interest rate risk by combining an intermediate duration fixed income portfolio with exposure to equity securities that have performed well in rising interest rate environments. We believe that our recently-announced strategic relationship with Ares Management will provide an additional interest-rate hedge through an allocation to credit strategies with floating interest rates.”

In the first six months of 2013, Alleghany repurchased an aggregate of 113,160 shares of its common stock in the open market for $40.4 million at an average price per share of $356.92, of which 23,409 shares were repurchased in the second quarter of 2013 for $8.8 million at an average price per share of $376.49. Following this activity, Alleghany had $241.9 million remaining on its currently effective $300 million share repurchase authorization.

2013 Second Quarter Underwriting Results

Alleghany’s underwriting profit for the second quarter of 2013 was $78.8 million, compared with a $175.9 million underwriting profit for the second quarter of 2012. The underwriting results for the 2013 second quarter reflect a $60.5 million underwriting profit for the reinsurance segment (TransRe), compared with a $165.5 million underwriting profit for the 2012 second quarter, and an underwriting profit of $18.3 million for the insurance segment, compared with a $10.4 million underwriting profit for the 2012 second quarter.

The decrease in reinsurance segment underwriting profit in the second quarter of 2013 from the second quarter of 2012 primarily reflects the absence of merger-related accounting items in the 2013 second quarter, which were significant in the 2012 second quarter. In particular, the significant increase in commissions, brokerage and other underwriting expenses reflects the absence of the beneficial impact of the acquisition method of accounting on such expenses in the 2012 second quarter. The increase in insurance segment underwriting profit in the second quarter of 2013 from the second quarter of 2012 primarily reflects lack of net adverse prior year reserve development at CATA, which was significant in the second quarter of 2012.

Total net premiums written for the 2013 second quarter were $1,158.5 million, compared with $1,223.7 million for the 2012 second quarter. TransRe’s net premiums written for the 2013 second quarter decreased by 10.6% to $843.3 million from the 2012 second quarter, primarily reflecting an increasingly competitive reinsurance market and a decreasing amount of risk premium being ceded by insurers. The insurance segment’s net premiums written for the quarter increased by 12.3% to $315.2 million from the 2012 second quarter, primarily due to new business written and modest casualty price increases.

Alleghany’s combined ratio for the 2013 second quarter was 92.6%, compared with 83.9% in the 2012 second quarter. The reinsurance segment’s combined ratio for the 2013 second quarter was 92.8%, compared with 81.5% for the 2012 second quarter, and the insurance segment’s combined ratio for the quarter was 92.1%, compared with 94.9% for the 2012 second quarter. As explained above, the reinsurance segment’s combined ratio in the second quarter of 2012 was favorably impacted as a result of applying the acquisition method of accounting for the merger. Excluding the impact of the application of the acquisition method of accounting, TransRe’s estimated combined ratio was approximately 92% for the second quarter of 2012.

First Six Months of 2013 Underwriting Results

Alleghany’s underwriting profit for the first six months of 2013 was $260.2 million, compared with a $276.2 million profit for the first six months of 2012. The underwriting results reflect a $191.9 million underwriting profit for the reinsurance segment (TransRe), compared with a $231.7 million underwriting profit for first six months of 2012 in the 116-day period of Alleghany’s ownership of TransRe, and a $68.3 million underwriting profit for the insurance segment, compared with a $44.5 million underwriting profit for the first six months of 2012.

The decrease in reinsurance segment underwriting profit in the first six months of 2013 from the first six months of 2012 primarily reflects an increase in commissions, brokerage and other underwriting expenses relative to net premiums earned. As explained above, the first six months of 2013 reflected the absence of favorable impact arising from the acquisition method of accounting, which was significant in the first six months of 2012.

The increase in insurance segment underwriting profit in the first six months of 2013 from the first six months of 2012 primarily reflects the absence of net adverse prior year reserve development at CATA, which was significant in the second quarter of 2012, and the positive impact of growing premiums at RSUI.

Total net premiums written for the first six months of 2013 were $2,252.5 million, compared with $1,657.9 million for the first six months of 2012. The reinsurance segment’s net premiums written for the first six months of 2013 increased by 45.0% to $1,709.3 million from the first six months of 2012, primarily reflecting the fact that the first six months of 2012 did not include net premiums written by TransRe prior to the March 6, 2012 merger date. The insurance segment’s net premiums written for the first six months of 2013 increased by 13.5% to $543.2 million from the first six months of 2012, primarily due to new business written and modest casualty price increases.

Alleghany’s combined ratio for the first six months of 2013 was 87.8%, compared with 82.0% in the first six months of 2012. TransRe’s combined ratio for the first six months of 2013 was 88.6%, compared with 79.6% for the first six months of 2012, and the insurance segment’s combined ratio was 85.0%, compared with 88.7% for the first six months of 2012. As noted above, TransRe’s combined ratio was favorably impacted as a result of applying the acquisition method of accounting for the merger because deferred acquisition costs were written off at the March 6, 2012 merger date. As of March 6, 2013, the application of the acquisition method of accounting no longer has a significant impact on TransRe’s combined ratio. Excluding the impact of the application of the acquisition method of accounting, TransRe’s estimated combined ratio was approximately 89% and 91% for the first six months of 2013 and 2012, respectively.

Investment Performance

Alleghany’s net investment income for the three and six months ended June 30, 2013 was $100.4 million and $219.2 million, respectively, an increase of 10.5% and 52.1% over the corresponding 2012 periods. The 52.1% increase in the first six months of 2013 primarily reflects the fact that the first six months of 2012 did not include net investment income of TransRe prior to the March 6, 2012 merger date. The interest income earned on TransRe’s fixed income portfolio is net of a significant increase to amortization expense resulting from the write-up of the portfolio’s amortized cost basis to its fair value as of the date of the merger. This increased amortization expense reduced TransRe’s reported net investment income, compared with TransRe’s net investment income prior to the merger.

Additional Information

Additional information regarding Alleghany’s 2013 second quarter and year-to-date financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q will be available on Alleghany’s website at www.alleghany.com and on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value through owning and managing operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc., a leading global reinsurer; RSUI Group, Inc., a national underwriter of property and liability specialty insurance coverages; Capitol Transamerica Corporation, an underwriter of small commercial property, casualty and surety insurance coverages; and Pacific Compensation Corporation, an underwriter of workers’ compensation insurance primarily in California.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit and net earnings before merger-related items and income taxes, which are “non-GAAP financial measures,” as such term is defined in Regulation G promulgated by the SEC.

Underwriting profit represents net premiums earned less net loss and loss adjustment expense and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP, and does not include net investment income, net realized capital gains, other than temporary impairment losses, other income, other operating expenses, amortization of intangible assets or interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss, and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

Net earnings before merger-related items and income taxes represents earnings before income taxes, excluding gain on bargain purchase, amortization of intangible assets and merger-related transaction costs, all as determined in accordance with U.S. GAAP. Alleghany uses net earnings before merger-related items and income taxes as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to provide useful additional information to investors by highlighting earnings before income taxes attributable to its performance exclusive of non-recurring merger-related impacts.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for measures of operating performance prepared in accordance with U.S. GAAP. Reconciliation of underwriting profit to earnings before income taxes and net earnings before merger-related items and income taxes to earnings before income taxes is presented in the schedules included herein.

            # # #

Forward-looking Statements

This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to,

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of its debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance operating units in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance operating units’ reinsurers to pay reinsurance recoverables owed to its reinsurance and insurance operating units;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance operating units;

•	claims development and the process of estimating reserves;

•	legal, political, judicial and regulatory changes, including the federal financial regulatory reform of the insurance industry by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts;

•	the reliance by Alleghany’s reinsurance operating units on a limited number of brokers;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance operating units;

•	the loss of key personnel of Alleghany’s reinsurance and insurance operating units;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing its indebtedness;

•	the ability to make payments on, or repay or refinance, its debt; and

•	risks inherent in international operations.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

For more information, please contact:

Jeff Majtyka/Mike Smargiassi

Brainerd Communicators, Inc.

212-986-6667

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30, 2013	December 31, 2012
	(unaudited)
	(in thousands, except share amounts)
Assets
Investments:
Available-for-sale securities at fair value:
Equity securities (cost: 2013 – $1,661,468; 2012 – $1,436,540)	$1,827,537	$1,424,014
Debt securities (amortized cost: 2013 – $14,942,612; 2012 – $15,593,278)	14,944,110	15,999,538
Short-term investments	884,415	366,044

	17,656,062	17,789,596
Other invested assets	645,917	537,350

Total investments	18,301,979	18,326,946
Cash	481,161	649,524
Accrued investment income	170,280	165,857
Premium balances receivable	825,187	585,195
Reinsurance recoverables	1,327,636	1,348,599
Ceded unearned premiums	202,993	154,980
Deferred acquisition costs	340,113	303,515
Property and equipment at cost, net of accumulated depreciation and amortization	35,105	34,118
Goodwill	83,447	83,447
Intangible assets, net of amortization	116,318	128,773
Current taxes receivable	735	79,933
Net deferred tax assets	608,621	532,569
Other assets	396,505	414,511

Total assets	$22,890,080	$22,807,967

Liabilities and Stockholders’ Equity
Loss and loss adjustment expenses	12,029,826	12,239,766
Unearned premiums	1,850,678	1,705,342
Senior Notes	1,803,008	1,811,483
Reinsurance payable	122,680	67,654
Other liabilities	585,516	579,935

Total liabilities	16,391,708	16,404,180

Common stock (shares authorized: 2013 and 2012 – 22,000,000; shares issued: 2013 –17,459,961; 2012 – 17,478,746)	17,460	17,479
Contributed capital	3,612,221	3,619,912
Accumulated other comprehensive income	80,892	250,508
Treasury stock, at cost (2013 – 693,769 shares; 2012 – 588,123 shares)	(213,910)	(175,818)
Retained earnings	3,001,709	2,691,706

Total stockholders’ equity	6,498,372	6,403,787

Total liabilities and stockholders’ equity	$22,890,080	$22,807,967

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended June 30,
	2013	2012
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,068,315	$1,095,932
Net investment income	100,403	90,860
Net realized capital gains	26,977	39,452
Other than temporary impairment losses	(8,908)	(1,129)
Gain on bargain purchase	—	—
Other income	9,432	9,276

Total revenues	1,196,219	1,234,391

Costs and Expenses
Net loss and loss adjustment expenses	650,512	680,885
Commissions, brokerage and other underwriting expenses	339,016	239,193
Other operating expenses	27,222	34,826
Corporate administration	9,868	11,094
Amortization of intangible assets	825	108,098
Interest expense	21,785	15,743

Total costs and expenses	1,049,228	1,089,839

Earnings before income taxes	146,991	144,552
Income taxes	33,282	35,243

Net earnings	$113,709	$109,309

Other comprehensive income:
Change in unrealized (losses) gains, net of deferred taxes of $(110,024) and $14,257 for 2013 and 2012, respectively	(204,330)	26,477
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of $(6,324) and $(13,413) for 2013 and 2012, respectively	(11,745)	(24,910)
Change in unrealized currency translation adjustment, net of deferred taxes of $(8,885) and $(8,012) for 2013 and 2012, respectively	(16,500)	(14,880)
Retirement plans	(37)	(14)

Comprehensive income	$(118,903)	$95,982

Basic earnings per share	$6.78	$6.46
Diluted earnings per share	6.78	6.45

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Six Months Ended June 30,
	2013	2012
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$2,143,328	$1,530,139
Net investment income	219,214	144,054
Net realized capital gains	77,879	107,441
Other than temporary impairment losses	(41,220)	(2,907)
Gain on bargain purchase	—	494,940
Other income	20,573	9,591

Total revenues	2,419,774	2,283,258

Costs and Expenses
Net loss and loss adjustment expenses	1,217,925	914,831
Commissions, brokerage and other underwriting expenses	665,243	339,053
Other operating expenses	57,960	50,478
Corporate administration	22,290	58,387
Amortization of intangible assets	12,455	140,037
Interest expense	43,521	24,820

Total costs and expenses	2,019,394	1,527,606

Earnings before income taxes	400,380	755,652
Income taxes	90,377	86,240

Net earnings	$310,003	$669,412

Other comprehensive income:
Change in unrealized (losses) gains, net of deferred taxes of $(64,147) and $34,402 for 2013 and 2012, respectively	(119,131)	63,889
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of $(12,831) and $(36,587) for 2013 and 2012, respectively	(23,828)	(67,947)
Change in unrealized currency translation adjustment, net of deferred taxes of $(14,251) and $(6,282) for 2013 and 2012, respectively	(26,466)	(11,667)
Retirement plans	(191)	(774)

Comprehensive income	$140,387	$652,913

Basic earnings per share	$18.45	$48.03
Diluted earnings per share	18.45	47.96

ALLEGHANY CORPORATION AND SUBSIDIARIES

Cash and Investments

	June 30, 2013	December 31, 2012
	(in millions)
Equity securities:
Common stock	$1,827.5	$1,424.0
Preferred stock	—	—

Total equity securities	1,827.5	1,424.0

Debt securities:
U.S. Government obligations	441.9	522.9
Municipal bonds	6,364.2	6,304.1
Foreign government obligations	836.6	816.0
U.S. corporate bonds	2,691.1	3,515.7
Foreign corporate bonds	1,886.2	2,198.5
Mortgage and asset-backed securities:
Residential mortgage-backed securities	1,458.7	1,662.5
Commercial mortgage-backed securities	829.8	510.1
Other asset-backed securities	435.6	469.7

Total debt securities	14,944.1	15,999.5

Other invested assets:
Equity method investments	218.2	191.9
Partnership investments	288.6	311.9
Other	139.1	33.6

	645.9	537.4

Short-term investments	884.4	366.0

Total investments	18,301.9	18,326.9

Cash	481.2	649.5

Total cash and investments	$18,783.1	$18,976.4

ALLEGHANY CORPORATION AND SUBSIDIARIES

Net Investment Income

	Three Months Ended June 30,
	2013	2012
	(in millions)
Interest income	$85.9	$88.9
Dividends	12.7	4.3
Equity in results of Pillar Investments	2.7	—
Equity in results of Homesite	3.0	(2.2)
Equity in results of ORX	(0.3)	(1.5)
Other investment results	1.7	6.4

Total investment income	105.7	95.9

Investment expenses	(5.3)	(5.0)

Net investment income	$100.4	$90.9

Net investment income - after tax*	$85.4	$78.6

	Six Months Ended June 30,
	2013	2012
	(in millions)
Interest income	$169.3	$130.0
Dividends	27.8	6.2
Equity in results of Pillar Investments	4.3	—
Equity in results of Homesite	24.5	12.4
Equity in results of ORX	0.4	(3.3)
Other investment results	3.1	6.6

Total investment income	229.4	151.9

Investment expenses	(10.2)	(7.8)

Net investment income	$219.2	$144.1

Net investment income - after tax*	$181.6	$121.7

*	Reflects income tax at a 35.0 percent statutory rate, except for tax-exempt interest income and dividends subject to dividends-received deductions.

ALLEGHANY CORPORATION AND SUBSIDIARIES

Financial Statement Portfolio Return

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
	(dollars in millions)
Investment income and realized gains (before tax):
Net investment income	$100.4	$90.9	$219.2	$144.1
Net realized investment gains	27.0	39.4	77.9	107.5
Other than temporary impairment losses	(8.9)	(1.1)	(41.2)	(2.9)

	118.5	129.2	255.9	248.7

Increase (decrease) in net unrealized gains on investment securities:
Increase (decrease) on debt securities portfolio	(353.2)	115.7	(404.7)	84.0
Increase (decrease) on equity securities portfolio	13.7	(113.9)	178.5	(94.5)

	(339.5)	1.8	(226.2)	(10.5)

Net investment income, realized gains and unrealized gains	$(221.0)	$131.0	$29.7	$238.2

Opening aggregate invested assets, at fair value	$18,515.6	$17,514.5	$18,326.9	$4,826.8
Closing aggregate invested assets, at fair value	18,301.9	18,100.9	18,301.9	18,100.9

Average invested assets	$18,408.8	$17,807.7	$18,314.4	$11,463.9

Financial statement portfolio return	-1.2%	0.7%	0.2%	2.1%

ALLEGHANY CORPORATION AND SUBSIDIARIES

Premiums Written

	For the Three Months Ended June 30,
	Gross Premiums Written				Net Premiums Written
	2013	2012	Change	% Change	2013	2012	Change	% Change
	(dollars in millions)

Reinsurance segment:

Property	$314.5	$307.8	$6.7	2.2%	$271.0	$296.9	$(25.9)	-8.7%
Casualty and Other	581.8	656.5	(74.7)	-11.4%	572.3	646.0	(73.7)	-11.4%

	896.3	964.3	(68.0)	-7.1%	843.3	942.9	(99.6)	-10.6%

Insurance segment:

RSUI	395.4	365.2	30.2	8.3%	263.7	237.7	26.0	10.9%
CATA	45.5	41.7	3.8	9.1%	42.3	39.4	2.9	7.4%
PCC	9.4	3.6	5.8	161.1%	9.2	3.7	5.5	148.6%

	450.3	410.5	39.8	9.7%	315.2	280.8	34.4	12.3%

Intercompany elimination	(6.1)	(5.8)	(0.3)	5.2%	—	—	—

Total	$1,340.5	$1,369.0	$(28.5)	-2.1%	$1,158.5	$1,223.7	$(65.2)	-5.3%

	For the Six Months Ended June 30,
	Gross Premiums Written				Net Premiums Written
	2013	2012	Change	% Change	2013	2012	Change	% Change
	(dollars in millions)

Reinsurance segment:

Property	$584.6	$378.9	$205.7	54.3%	$507.7	$360.6	$147.1	40.8%
Casualty and Other	1,219.4	831.5	387.9	46.7%	1,201.6	818.6	383.0	46.8%

	1,804.0	1,210.4	593.6	49.0%	1,709.3	1,179.2	530.1	45.0%

Insurance segment:

RSUI	681.2	612.5	68.7	11.2%	445.0	396.6	48.4	12.2%
CATA	85.6	80.2	5.4	6.7%	80.1	75.7	4.4	5.8%
PCC	18.6	6.3	12.3	195.2%	18.1	6.4	11.7	182.8%

	785.4	699.0	86.4	12.4%	543.2	478.7	64.5	13.5%

Intercompany elimination	(11.3)	(7.0)	(4.3)	61.4%	—	—	—

Total	$2,578.1	$1,902.4	$675.7	35.5%	$2,252.5	$1,657.9	$594.6	35.9%

ALLEGHANY CORPORATION AND SUBSIDIARIES

Underwriting Results

For the Three Months Ended June 30, 2013

(dollars in millions)

	Reinsurance Segment			Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated

Premiums written:
Gross	$314.5	$581.8	$896.3	$395.4	$45.5	$9.4	$450.3	$1,346.6	$(6.1)	$1,340.5
Net	271.0	572.3	843.3	263.7	42.3	9.2	315.2	1,158.5	—	1,158.5

Net premiums earned	$251.8	$582.8	$834.6	$187.5	$37.2	$9.0	$233.7	$1,068.3	$—	$1,068.3

Net loss and LAE:
Current year	141.0	426.7	567.7	120.1	18.4	7.0	145.5	713.2	—	713.2
Prior years	(42.7)	(9.9)	(52.6)	(10.0)	(0.7)	0.6	(10.1)	(62.7)	—	(62.7)

	98.3	416.8	515.1	110.1	17.7	7.6	135.4	650.5	—	650.5

Commissions, brokerage and other underwriting expenses	76.0	183.0	259.0	51.4	21.3	7.3	80.0	339.0	—	339.0

Underwriting profit (loss)	$77.5	$(17.0)	$60.5	$26.0	$(1.8)	$(5.9)	$18.3	78.8	—	78.8

Net investment income								96.1	4.3	100.4
Net realized capital gains								29.5	(2.5)	27.0
OTTI losses								(8.9)	—	(8.9)
Gain on bargain purchase								—	—	—
Other income								1.1	8.3	9.4
Other operating expenses								17.5	9.7	27.2
Corporate administration								—	9.9	9.9
Amortization of intangible assets								0.8	—	0.8
Interest expense								12.4	9.4	21.8

Earnings before income taxes								$165.9	$(18.9)	$147.0

Ratios:
Net loss and LAE
Current year	56.0%	73.2%	68.0%	64.1%	49.3%	77.3%	62.2%	66.8%
Prior years	-17.0%	-1.7%	-6.3%	-5.3%	-1.9%	6.7%	-4.3%	-5.9%

	39.0%	71.5%	61.7%	58.8%	47.4%	84.0%	57.9%	60.9%
Expense	30.2%	31.4%	31.1%	27.4%	57.3%	80.9%	34.2%	31.7%

Combined	69.2%	102.9%	92.8%	86.2%	104.7%	164.9%	92.1%	92.6%

ALLEGHANY CORPORATION AND SUBSIDIARIES

Underwriting Results

For the Three Months Ended June 30, 2012

(dollars in millions)

	Reinsurance Segment			Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated

Premiums written:
Gross	$307.8	$656.5	$964.3	$365.2	$41.7	$3.6	$410.5	$1,374.8	$(5.8)	$1,369.0
Net	296.9	646.0	942.9	237.7	39.4	3.7	280.8	1,223.7	—	1,223.7

Net premiums earned	$272.8	$620.5	$893.3	$163.9	$35.6	$3.1	$202.6	$1,095.9	$—	$1,095.9

Net loss and LAE:
Current year	94.0	466.8	560.8	86.1	17.0	2.3	105.4	666.2	—	666.2
Prior years	—	—	—	5.6	8.4	0.7	14.7	14.7	—	14.7

	94.0	466.8	560.8	91.7	25.4	3.0	120.1	680.9	—	680.9

Commissions, brokerage and other underwriting expenses	57.6	109.4	167.0	45.8	19.6	6.7	72.1	239.1	—	239.1

Underwriting profit (loss)	$121.2	$44.3	$165.5	$26.4	$(9.4)	$(6.6)	$10.4	175.9	—	175.9

Net investment income								95.3	(4.4)	90.9
Net realized capital gains								39.4	—	39.4
OTTI losses								(1.1)	—	(1.1)
Gain on bargain purchase								—	—	—
Other income								0.7	8.6	9.3
Other operating expenses								23.7	11.1	34.8
Corporate administration								—	11.1	11.1
Amortization of intangible assets								108.1	—	108.1
Interest expense								11.1	4.7	15.8

Earnings before income taxes								$167.3	$(22.7)	$144.6

Ratios:
Net loss and LAE
Current year	34.5%	75.2%	62.8%	52.5%	47.8%	74.2%	52.0%	60.8%
Prior years	0.0%	0.0%	0.0%	3.4%	23.5%	22.9%	7.3%	1.3%

	34.5%	75.2%	62.8%	55.9%	71.3%	97.1%	59.3%	62.1%
Expense	21.1%	17.6%	18.7%	27.9%	55.1%	215.8%	35.6%	21.8%

Combined	55.6%	92.8%	81.5%	83.8%	126.4%	312.9%	94.9%	83.9%

ALLEGHANY CORPORATION AND SUBSIDIARIES

Underwriting Results

For the Six Months Ended June 30, 2013

(dollars in millions)

	Reinsurance Segment			Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated

Premiums written:
Gross	$584.6	$1,219.4	$1,804.0	$681.2	$85.6	$18.6	$785.4	$2,589.4	$(11.3)	$2,578.1
Net	507.7	1,201.6	1,709.3	445.0	80.1	18.1	543.2	2,252.5	—	2,252.5

Net premiums earned	$502.0	$1,186.6	$1,688.6	$363.1	$74.5	$17.1	$454.7	$2,143.3	$—	$2,143.3

Net loss and LAE:
Current year	233.9	864.4	1,098.3	204.1	35.4	13.7	253.2	1,351.5	—	1,351.5
Prior years	(79.3)	(32.6)	(111.9)	(23.5)	0.3	1.5	(21.7)	(133.6)	—	(133.6)

	154.6	831.8	986.4	180.6	35.7	15.2	231.5	1,217.9	—	1,217.9

Commissions, brokerage and other underwriting expenses	138.4	371.9	510.3	99.7	40.9	14.3	154.9	665.2	—	665.2

Underwriting profit (loss)	$209.0	$(17.1)	$191.9	$82.8	$(2.1)	$(12.4)	$68.3	260.2	—	260.2

Net investment income								189.4	29.8	219.2
Net realized capital gains								78.8	(0.9)	77.9
OTTI losses								(41.2)	—	(41.2)
Gain on bargain purchase								—	—	—
Other income								1.7	18.8	20.5
Other operating expenses								37.9	20.1	58.0
Corporate administration								—	22.3	22.3
Amortization of intangible assets								12.4	—	12.4
Interest expense								24.7	18.8	43.5

Earnings before income taxes								$413.9	$(13.5)	$400.4

Ratios:
Net loss and LAE
Current year	46.6%	72.8%	65.0%	56.2%	47.6%	80.2%	55.7%	63.0%
Prior years	-15.8%	-2.7%	-6.6%	-6.5%	0.4%	8.8%	-4.8%	-6.2%

	30.8%	70.1%	58.4%	49.7%	48.0%	89.0%	50.9%	56.8%
Expense	27.6%	31.3%	30.2%	27.5%	54.8%	83.7%	34.1%	31.0%

Combined	58.4%	101.4%	88.6%	77.2%	102.8%	172.7%	85.0%	87.8%

ALLEGHANY CORPORATION AND SUBSIDIARIES

Underwriting Results

For the Six Months Ended June 30, 2012

(dollars in millions)

	Reinsurance Segment			Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated

Premiums written:
Gross	$378.9	$831.5	$1,210.4	$612.5	$80.2	$6.3	$699.0	$1,909.4	$(7.0)	$1,902.4
Net	360.6	818.6	1,179.2	396.6	75.7	6.4	478.7	1,657.9	—	1,657.9

Net premiums earned	$338.9	$797.5	$1,136.4	$317.8	$70.3	$5.6	$393.7	$1,530.1	$—	$1,530.1

Net loss and LAE:
Current year	111.8	596.7	708.5	168.8	34.0	4.2	207.0	915.5	—	915.5
Prior years	—	—	—	(12.0)	9.9	1.4	(0.7)	(0.7)	—	(0.7)

	111.8	596.7	708.5	156.8	43.9	5.6	206.3	914.8	—	914.8

Commissions, brokerage and other underwriting expenses	65.7	130.5	196.2	90.6	38.9	13.4	142.9	339.1	—	339.1

Underwriting profit (loss)	$161.4	$70.3	$231.7	$70.4	$(12.5)	$(13.4)	$44.5	276.2	—	276.2

Net investment income								136.0	8.1	144.1
Net realized capital gains								68.8	38.7	107.5
OTTI losses								(2.9)	—	(2.9)
Gain on bargain purchase								—	494.9	494.9
Other income								1.0	8.6	9.6
Other operating expenses								37.5	13.0	50.5
Corporate administration								—	58.4	58.4
Amortization of intangible assets								140.0	—	140.0
Interest expense								15.8	9.0	24.8

Earnings before income taxes								$285.8	$469.9	$755.7

Ratios:
Net loss and LAE
Current year	33.0%	74.8%	62.3%	53.1%	48.4%	75.0%	52.6%	59.8%
Prior years	0.0%	0.0%	0.0%	-3.8%	14.2%	24.4%	-0.2%	0.0%

	33.0%	74.8%	62.3%	49.3%	62.6%	99.4%	52.4%	59.8%
Expense	19.4%	16.4%	17.3%	28.5%	55.2%	239.1%	36.3%	22.2%

Combined	52.4%	91.2%	79.6%	77.8%	117.8%	338.5%	88.7%	82.0%